Exhibit 23.5

VIA FACSIMILE

August 1, 2005

Newkirk Realty Trust, Inc.

7 Bulfinch Place, Suite 500

Boston, Massachusetts  02114

Attention:  Lara S. Johnson

Re:  Consent

Dear Lara:

In accordance with the terms of the Indemnification Agreement dated July 12, 2005, we hereby consent to the inclusion of our name under the caption “Experts” in the Registration Statement on Form S-11 filed by Newkirk Realty Trust, Inc.

CB RICHARD ELLIS, INC.

By:	/s/ Elizabeth Champagne
Elizabeth Champagne, MAI
Senior Managing Director
Valuation & Appraisal